Exhibit 10.5

Amendment Two

Morgan, Keegan & Company, Inc. Revised Profit Sharing

and Retirement Savings Plan

WHEREAS Morgan, Keegan & Company, Inc. (the “Company”) adopted the Morgan, Keegan & Company, Inc. Revised Profit Sharing and Retirement Savings Plan generally effective January 1, 2002 as amended and restated (the “Plan”); and

WHEREAS the Company reserved the right to amend the Plan; and

WHEREAS the Company has delegated the authority to amend the Plan to the Benefits Management Committee of its parent company, Regions Financial Corporation (“Regions”); and

WHEREAS the Company now desires to amend the Plan to suspend matching contributions;

NOW, THEREFORE, the Plan is hereby amended to read as follows:

1.

Effective April 1, 2009 Section 3.3 of the Plan is amended by adding the following subsection (a) to the end thereof:

(a)	Temporary Suspension of Matching Contributions. Notwithstanding the above, no Matching Contributions shall be made with respect to Basic Elective Contributions or Compensation attributable to pay periods that begin after March 31, 2009.

* * * * * * * * * * * * * * *